Perrigo Reports Record First Quarter Revenue And Adjusted Earnings And Raises Full Year Adjusted EPS Guidance

- Fiscal first quarter adjusted net income increased 16% to a record $119 million, or $1.27 per diluted share, inclusive of an $0.08 tax benefit.

- Fiscal first quarter GAAP net income increased 50% to $106 million, or $1.12 per diluted share, due primarily to $0.21 per diluted share in acquisition-related costs in the first quarter of fiscal 2012.

- Management raises full-year fiscal 2013 adjusted earnings per share to be in a range of $5.45 to $5.65 per diluted share, an increase of 9% to 13% compared to fiscal 2012's $4.99 per diluted share, to reflect the acquisition of Sergeant's Pet Care Products, Inc., tax benefits and continued execution of the Company's core businesses.

ALLEGAN, Mich., Nov. 7, 2012 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE: PRGO) today announced results for its first quarter ended September 29, 2012.

(Logo: http://photos.prnewswire.com/prnh/20120301/DE62255LOGO )

Perrigo's Chairman and CEO Joseph C. Papa commented, "We have started fiscal 2013 well, delivering record first quarter revenue and adjusted earnings. We also delivered all-time record adjusted gross and operating margins. Store brand OTC market share continues to grow. Our Consumer Healthcare segment's revenue grew 9.4% from a record first quarter last year. Our Rx segment continued its excellent performance, which was driven by the acquisition of Paddock Labs, new product sales and strong organic Rx results, combined with our continued focus on quality and R&D. Clearly we are focused on the results from our Nutritionals segment and the team has an action plan in place for the rest of the year. We believe our value proposition continues to resonate well with consumers."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information. The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company (in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	First Quarter Ended	First Quarter Ended	YoY
	9/29/2012	9/24/2011	% Change

Net Sales	$769,810	$725,295	6.1%
Reported Net Income	$105,580	$70,458	49.8%
Adjusted Net Income	$119,467	$103,320	15.6%
Reported Diluted EPS	$1.12	$0.75	49.3%
Adjusted Diluted EPS	$1.27	$1.10	15.5%
Diluted Shares	94,335	93,953	0.4%

First Quarter Results

Net sales in the quarter were $770 million, an increase of 6% over the first quarter of fiscal 2012, driven primarily by $28 million attributable to the Paddock Laboratories, Inc. ("Paddock") and CanAm Care, LLC ("CanAm") acquisitions and new product sales of $26 million, partially offset by decreases in sales of certain existing products in the Nutritionals and API segments and $5 million due to unfavorable changes in foreign currency exchange rates. Excluding charges as outlined in Table I at the end of this release, first quarter fiscal 2013 adjusted net income increased 16% to $119 million, or $1.27 per share. Reported net income increased 50% to $106 million, or $1.12 per diluted share, due primarily to $0.21 per diluted share in acquisition-related costs in the first quarter of fiscal 2012.

Consumer Healthcare

Consumer Healthcare Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	First Quarter Ended	First Quarter Ended	YoY
	9/29/2012	9/24/2011	% Change

Net Sales	$450,416	$411,681	9.4%
Reported Gross Profit	$145,835	$129,358	12.7%
Adjusted Gross Profit	$146,850	$130,380	12.6%
Reported Operating Income	$79,288	$69,189	14.6%
Adjusted Operating Income	$81,551	$71,433	14.2%

Reported Gross Margin	32.4%	31.4%	+100 bps
Adjusted Gross Margin	32.6%	31.7%	+90 bps
Reported Operating Margin	17.6%	16.8%	+80 bps
Adjusted Operating Margin	18.1%	17.4%	+70 bps

Consumer Healthcare segment net sales increased 9% to $450 million due to an increase in sales of existing products of $36 million (contract, cough/cold and smoking cessation categories), new product sales of $13 million (gastrointestinal, cough/cold and dermatological categories) and $9 million in incremental sales attributable to the acquisition of CanAm. These combined increases were partially offset by a decline of $17 million in sales of existing products (analgesics and feminine hygiene categories) and a decline of $4 million due to discontinued products.

Adjusted gross and operating margins expanded 90 and 70 basis points, respectively, due to new products, product mix and cost controls in the Company's manufacturing plants.

Nutritionals

Nutritionals Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	First Quarter Ended	First Quarter Ended	YoY
	9/29/2012	9/24/2011	% Change

Net Sales	$103,423	$119,861	-13.7%
Reported Gross Profit	$25,835	$29,569	-12.6%
Adjusted Gross Profit	$28,885	$35,418	-18.4%
Reported Operating Income	$3,883	$7,241	-46.4%
Adjusted Operating Income	$11,183	$16,705	-33.1%

Reported Gross Margin	25.0%	24.7%	+30 bps
Adjusted Gross Margin	27.9%	29.5%	-160 bps
Reported Operating Margin	3.8%	6.0%	-220 bps
Adjusted Operating Margin	10.8%	13.9%	-310 bps

The Nutritionals segment reported first quarter net sales of $103 million, compared with $120 million a year ago as existing product sales declined $20 million, partially offset by new product sales of $3 million (infant formula category). The decrease in sales was due primarily to a decline in existing product sales in the vitamin, minerals and dietary supplements ("VMS") category driven by increased competition and increased retail shipments of infant formula placed in the fourth quarter of fiscal 2012 in advance of the planned July 1st shutdown of the Company's Vermont Plant to perform an SAP conversion and prepare for the installation of a new packaging line. Reported and adjusted gross profit and margin were impacted by relatively lower volumes in infant formula and VMS, along with increased inventory costs.

Operating income and margin were impacted by higher combined research and development and distribution, selling, general and administration expenses as a percent to net sales, though they were lower on a dollar basis, year-over-year.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	First Quarter Ended	First Quarter Ended	YoY
	9/29/2012	9/24/2011	% Change

Net Sales	$162,942	$127,627	27.7%
Reported Gross Profit	$86,684	$41,460	109.1%
Adjusted Gross Profit	$95,086	$75,992	25.1%
Reported Operating Income	$68,504	$24,485	179.8%
Adjusted Operating Income	$76,906	$58,673	31.1%

Reported Gross Margin	53.2%	32.5%	+2,070 bps
Adjusted Gross Margin	58.4%	59.5%	-110 bps
Reported Operating Margin	42.0%	19.2%	+2,280 bps
Adjusted Operating Margin	47.2%	46.0%	+120 bps

The Rx Pharmaceuticals segment first quarter net sales increased 28% to $163 million due primarily to incremental net sales of $19 million from the July 26, 2011 Paddock acquisition, new product sales of $8 million and improved pricing on select products.

Year-over-year percent changes in reported gross profit and operating income were impacted by the absence of a one-time charge of $27 million to cost of sales as a result of the step-up of inventory value related to the Paddock acquisition in the first quarter of fiscal 2012.

API

API Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	First Quarter Ended	First Quarter Ended	YoY
	9/29/2012	9/24/2011	% Change

Net Sales	$36,419	$47,644	-23.6%
Reported Gross Profit	$21,360	$21,608	-1.1%
Adjusted Gross Profit	$21,823	$22,129	-1.4%
Reported Operating Income	$13,319	$14,215	-6.3%
Adjusted Operating Income	$13,782	$14,736	-6.5%

Reported Gross Margin	58.7%	45.4%	+1,330 bps
Adjusted Gross Margin	59.9%	46.4%	+1,350 bps
Reported Operating Margin	36.6%	29.8%	+680 bps
Adjusted Operating Margin	37.8%	30.9%	+690 bps

The API segment's net sales declined by 24% to $36 million due primarily to a decrease in existing product sales of approximately $17 million as a result of increased competition and pricing pressures on select products, along with a negative impact of $2 million due to changes in foreign currency, partially offset by $7 million related to the launch of a customer's product with 180-day exclusivity status.

Gross and operating margins were positively impacted by the product launch referred to above.

Other

The Other category reported decreased first quarter net sales of approximately $17 million, compared with $18 million a year ago, due primarily to the impact of unfavorable changes in foreign currency exchange rates.

Adjusted operating income was approximately $1 million, representing an increase in adjusted operating margin of 100 basis points from last year due to product mix.

Guidance

Chairman, President and CEO Joseph C. Papa concluded, "The strength of our diversified business model was evident this quarter. Margin expansion remains a top priority for the Company and we continue to make ROIC positive investments in operations and products. As we look forward to the rest of fiscal 2013, we continue to expect strong new product launches and further conversion of consumers to store brand."

The Company expects fiscal 2013 reported earnings to be between $4.71 and $4.91 per diluted share as compared to $4.18 in fiscal 2012. Excluding the charges outlined in Table III at the end of this release, the Company expects fiscal 2013 adjusted earnings to be between $5.45 and $5.65 per diluted share as compared to $4.99 in fiscal 2012 reflecting the acquisition of Sergeant's Pet Care Products, Inc., the realization of tax benefits and continued execution of the core businesses. This new range implies a year-over-year growth rate in adjusted earnings of 9% to 13% over fiscal 2012's adjusted earnings from continuing operations per diluted share.

The conference call will be available live via webcast to interested parties on the Perrigo website http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID# 46994711. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Wednesday, November 7, 2012 until midnight Friday, November 23, 2012. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 46994711.

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company, based in Allegan, Michigan, has grown to become a leading global provider of quality, affordable healthcare products. The Company develops, manufactures and distributes over-the-counter ("OTC") and generic prescription ("Rx") pharmaceuticals, nutritional products and active pharmaceutical ingredients ("API") and is the world's largest manufacturer of OTC pharmaceutical products for the store brand market. Perrigo's mission is to offer uncompromised "quality, affordable healthcare products", and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as certain other markets throughout the world, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 30, 2012, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	First Quarter
	2013	2012

Net sales	$ 769,810	$ 725,295
Cost of sales	484,541	497,716
Gross profit	285,269	227,579

Operating expenses
Distribution	10,767	10,264
Research and development	27,395	19,638
Selling and administration	90,534	96,125
Total operating expenses	128,696	126,027

Operating income	156,573	101,552

Interest, net	15,853	12,570
Other (income) expense, net	(62)	229
Income before income taxes	140,782	88,753

Income tax expense	35,202	18,295
Net income	$ 105,580	$ 70,458

Earnings per share
Basic earnings per share	$ 1.13	$ 0.76
Diluted earnings per share	$ 1.12	$ 0.75

Weighted average shares outstanding
Basic	93,607	92,900
Diluted	94,335	93,953

Dividends declared per share	$ 0.08	$ 0.07

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)
(unaudited)

	First Quarter
	2013	2012
Net Income	$ 105,580	$ 70,458
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	1,462	(7,796)
Foreign currency translation adjustments	5,424	(52,960)
Post-retirement liability adjustments, net of tax	(41)	(17)
Other comprehensive income (loss), net of tax	6,845	(60,773)
Comprehensive income	$ 112,425	$ 9,685

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 29,	June 30,	September 24,
	2012	2012	2011
Assets
Current assets
Cash and cash equivalents	$ 631,993	$ 602,489	$ 116,615
Accounts receivable, net	584,008	572,582	521,263
Inventories	598,825	547,455	563,257
Current deferred income taxes	45,781	45,738	50,276
Income taxes refundable	4,252	1,047	8,891
Prepaid expenses and other current assets	35,872	26,610	38,789
Total current assets	1,900,731	1,795,921	1,299,091

Property and equipment	1,135,502	1,118,837	1,037,270
Less accumulated depreciation	(555,241)	(540,487)	(504,389)
	580,261	578,350	532,881

Goodwill and other indefinite-lived intangible assets	822,359	820,122	812,924
Other intangible assets, net	711,104	729,253	771,677
Non-current deferred income taxes	14,627	13,444	13,479
Other non-current assets	88,348	86,957	84,035
	$ 4,117,430	$ 4,024,047	$ 3,514,087

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$ 306,972	$ 317,341	$ 303,549
Short-term debt	1,609	90	3,750
Payroll and related taxes	57,864	89,934	72,106
Accrued customer programs	122,495	116,055	112,592
Accrued liabilities	79,756	76,406	83,374
Accrued income taxes	21,228	12,905	6,677
Current portion of long-term debt	40,000	40,000	40,000
Total current liabilities	629,924	652,731	622,048

Non-current liabilities
Long-term debt, less current portion	1,329,827	1,329,235	1,155,787
Non-current deferred income taxes	26,297	24,126	9,604
Other non-current liabilities	166,064	165,310	182,207
Total non-current liabilities	1,522,188	1,518,671	1,347,598

Shareholders' Equity
Controlling interest:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	512,658	504,708	478,035
Accumulated other comprehensive income	46,249	39,404	66,277
Retained earnings	1,404,977	1,306,925	998,256
	1,963,884	1,851,037	1,542,568
Noncontrolling interest	1,434	1,608	1,873
Total shareholders' equity	1,965,318	1,852,645	1,544,441
	$ 4,117,430	$ 4,024,047	$ 3,514,087

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$ 2,224	$ 2,556	$ 9,617
Working capital	$ 1,270,807	$ 1,143,190	$ 677,043
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	93,840	93,484	93,189

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	First Quarter
	2013	2012
Cash Flows (For) From Operating Activities
Net income	$ 105,580	$ 70,458
Adjustments to derive cash flows
Gain on sale of pipeline development projects	-	(3,500)
Depreciation and amortization	33,424	34,720
Share-based compensation	4,772	3,935
Income tax benefit from exercise of stock options	2,068	2,125
Excess tax benefit of stock transactions	(13,342)	(10,578)
Deferred income taxes	(3,483)	(3,084)
Subtotal	129,019	94,076

Changes in operating assets and liabilities, net of business acquisition
Accounts receivable	(6,682)	8,581
Inventories	(48,110)	(7,156)
Accounts payable	(12,574)	(47,249)
Payroll and related taxes	(32,298)	(10,681)
Accrued customer programs	6,440	(5,708)
Accrued liabilities	2,713	17,678
Accrued income taxes	15,674	(878)
Other	(9,327)	5,484
Subtotal	(84,164)	(39,929)
Net cash from operating activities	44,855	54,147

Cash Flows (For) From Investing Activities
Acquisition of business, net of cash acquired	-	(547,052)
Proceeds from sale of intangible assets and pipeline development projects	-	10,500
Additions to property and equipment	(14,804)	(18,953)
Other	-	(250)
Net cash for investing activities	(14,804)	(555,755)

Cash Flows (For) From Financing Activities
Borrowings of short-term debt, net	1,519	980
Net borrowings under accounts receivable securitization program	-	55,000
Borrowings of long-term debt	592	250,787
Deferred financing fees	-	(2,468)
Excess tax benefit of stock transactions	13,342	10,578
Issuance of common stock	4,063	5,884
Repurchase of common stock	(12,159)	(7,899)
Cash dividends	(7,528)	(6,535)
Net cash (for) from financing activities	(171)	306,327

Effect of exchange rate changes on cash	(376)	1,792
Net increase (decrease) in cash and cash equivalents	29,504	(193,489)

Cash and cash equivalents, beginning of period	602,489	310,104
Cash and cash equivalents, end of period	$ 631,993	$ 116,615

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$ 2,096	$ 3,240
Interest received	$ 1,276	$ 1,127
Income taxes paid	$ 20,514	$ 9,151
Income taxes refunded	$ 526	$ 768

See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	September 29, 2012				September 24, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 769,810	$ -		$ 769,810	$ 725,295	$ -		$ 725,295	6%	6%
Cost of sales	484,541	13,323	(a)	471,218	497,716	42,362	(a,d)	455,354	-3%	3%
Gross profit	285,269	13,323		298,592	227,579	42,362		269,941	25%	11%

Operating expenses
Distribution	10,767	-		10,767	10,264	-		10,264	5%	5%
Research and development	27,395	-		27,395	19,638	(3,500)	(e)	23,138	39%	18%
Selling and administration	90,534	7,375	(a,b)	83,159	96,125	13,620	(a,f)	82,505	-6%	1%
Total operating expenses	128,696	7,375		121,321	126,027	10,120		115,907	2%	5%

Operating income	156,573	20,698		177,271	101,552	52,482		154,034	54%	15%
Interest, net	15,853	-		15,853	12,570	-		12,570	26%	26%
Other (income) expense, net	(62)	-		(62)	229	-		229	-	-
Income before income taxes	140,782	20,698		161,480	88,753	52,482		141,235	59%	14%
Income tax expense	35,202	6,811	(c)	42,013	18,295	19,620	(c)	37,915	92%	11%
Net income	$ 105,580	$ 13,887		$ 119,467	$ 70,458	$ 32,862		$ 103,320	50%	16%

Diluted earnings per share	$ 1.12			$ 1.27	$ 0.75			$ 1.10	49%	15%

Diluted weighted average shares outstanding	94,335			94,335	93,953			93,953

Selected ratios as a percentage of net sales
Gross profit	37.1%			38.8%	31.4%			37.2%
Operating expenses	16.7%			15.8%	17.4%			16.0%
Operating income	20.3%			23.0%	14.0%			21.2%

(a) Deal-related amortization
(b) Acquisition costs of $1,877
(c) Total tax effect for non-GAAP pre-tax adjustments
(d) Inventory step-up of $27,179
(e) Proceeds from sale of pipeline development projects
(f) Acquisition-related and severance costs of $8,782

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Three Months Ended
Consumer Healthcare	September 29, 2012				September 24, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 450,416	$ -		$ 450,416	$ 411,681	$ -		$ 411,681	9%	9%
Cost of sales	304,581	1,015	(a)	303,566	282,323	1,022	(a)	281,301	8%	8%
Gross profit	145,835	1,015		146,850	129,358	1,022		130,380	13%	13%
Operating expenses	66,547	1,248	(a)	65,299	60,169	1,222	(a)	58,947	11%	11%
Operating income	$ 79,288	$ 2,263		$ 81,551	$ 69,189	$ 2,244		$ 71,433	15%	14%

Selected ratios as a percentage of net sales
Gross profit	32.4%			32.6%	31.4%			31.7%
Operating expenses	14.8%			14.5%	14.6%			14.3%
Operating income	17.6%			18.1%	16.8%			17.4%

Three Months Ended
Nutritionals	September 29, 2012				September 24, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 103,423	$ -		$ 103,423	$ 119,861	$ -		$ 119,861	-14%	-14%
Cost of sales	77,588	3,050	(a)	74,538	90,292	5,849	(a)	84,443	-14%	-12%
Gross profit	25,835	3,050		28,885	29,569	5,849		35,418	-13%	-18%
Operating expenses	21,952	4,250	(a)	17,702	22,328	3,615	(a)	18,713	-2%	-5%
Operating income	$ 3,883	$ 7,300		$ 11,183	$ 7,241	$ 9,464		$ 16,705	-46%	-33%

Selected ratios as a percentage of net sales
Gross profit	25.0%			27.9%	24.7%			29.5%
Operating expenses	21.2%			17.1%	18.6%			15.6%
Operating income	3.8%			10.8%	6.0%			13.9%

Three Months Ended
Rx Pharmaceuticals	September 29, 2012				September 24, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 162,942	$ -		$ 162,942	$ 127,627	$ -		$ 127,627	28%	28%
Cost of sales	76,258	8,402	(a)	67,856	86,167	34,532	(a,b)	51,635	-11%	31%
Gross profit	86,684	8,402		95,086	41,460	34,532		75,992	109%	25%
Operating expenses	18,180	-		18,180	16,975	(344)	(c,d)	17,319	7%	5%
Operating income	$ 68,504	$ 8,402		$ 76,906	$ 24,485	$ 34,188		$ 58,673	180%	31%

Selected ratios as a percentage of net sales
Gross profit	53.2%			58.4%	32.5%			59.5%
Operating expenses	11.2%			11.2%	13.3%			13.6%
Operating income	42.0%			47.2%	19.2%			46.0%

(a) Deal-related amortization
(b) Inventory step-up of $27,179
(c) Proceeds of $3,500 from sale of pipeline development projects
(d) Severance costs of $3,156

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Three Months Ended
API	September 29, 2012				September 24, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 36,419	$ -		$ 36,419	$ 47,644	$ -		$ 47,644	-24%	-24%
Cost of sales	15,059	463	(a)	14,596	26,036	521	(a)	25,515	-42%	-43%
Gross profit	21,360	463		21,823	21,608	521		22,129	-1%	-1%
Operating expenses	8,041	-		8,041	7,393	-		7,393	9%	9%
Operating income	$ 13,319	$ 463		$ 13,782	$ 14,215	$ 521		$ 14,736	-6%	-6%

Selected ratios as a percentage of net sales
Gross profit	58.7%			59.9%	45.4%			46.4%
Operating expenses	22.1%			22.1%	15.5%			15.5%
Operating income	36.6%			37.8%	29.8%			30.9%

Three Months Ended
Other	September 29, 2012				September 24, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 16,610	$ -		$ 16,610	$ 18,482	$ -		$ 18,482	-10%	-10%
Cost of sales	11,055	393	(a)	10,662	12,898	437	(a)	12,461	-14%	-14%
Gross profit	5,555	393		5,948	5,584	437		6,021	-1%	-1%
Operating expenses	5,130	-		5,130	5,299	-		5,299	-3%	-3%
Operating income	$ 425	$ 393		$ 818	$ 285	$ 437		$ 722	49%	13%

Selected ratios as a percentage of net sales
Gross profit	33.4%			35.8%	30.2%			32.6%
Operating expenses	30.9%			30.9%	28.7%			28.7%
Operating income	2.6%			4.9%	1.5%			3.9%

(a) Deal-related amortization
(b) Inventory step-up of $27,179
(c) Proceeds of $3,500 from sale of pipeline development projects
(d) Severance costs of $3,156

Table III
PERRIGO COMPANY
FY 2013 GUIDANCE AND FY 2012 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2013 Guidance
FY13 reported diluted EPS range	$4.71 - $4.91
Deal-related amortization (1)	0.62
Charge associated with inventory step-up	0.11
Charges associated with acquisition costs	0.01
FY13 adjusted diluted EPS range	$5.45 - $5.65

Fiscal 2012*
FY12 reported diluted EPS from continuing operations	$4.18
Deal-related amortization (1)	0.523
Charge associated with inventory step-up	0.181
Charges associated with acquisition-related and severance costs	0.062
Charges associated with restructuring	0.061
Net charge associated with acquired R&D and proceeds from sale of IPR&D projects	0.012
Earnings associated with sale of pipeline development projects	(0.026)
FY12 adjusted diluted EPS from continuing operations	$4.99

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

Table IV
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Q1 FY12*	Q2 FY12*	Q3 FY12*	Q4 FY12*	FY 2012*
Consumer Healthcare
Net sales	$ 411,681	$ 471,277	$ 448,848	$ 483,982	$ 1,815,788

Reported gross profit	$ 129,358	$ 148,813	$ 140,417	$ 153,169	$ 571,757
Deal-related amortization(1)	1,022	1,006	1,010	1,008	4,046
Adjusted gross profit	$ 130,380	$ 149,819	$ 141,427	$ 154,177	$ 575,803
Adjusted gross profit %	31.7%	31.8%	31.5%	31.9%	31.7%

Reported operating expenses	$ 60,169	$ 66,563	$ 61,034	$ 68,689	$ 256,455
Deal-related amortization(1)	(1,222)	(1,214)	(1,411)	(1,419)	(5,266)
Adjusted operating expenses	$ 58,947	$ 65,349	$ 59,623	$ 67,270	$ 251,189
Adjusted operating expenses %	14.3%	13.9%	13.3%	13.9%	13.8%

Reported operating income	$ 69,189	$ 82,250	$ 79,383	$ 84,480	$ 315,302
Deal-related amortization(1)	2,244	2,220	2,421	2,427	9,312
Adjusted operating income	$ 71,433	$ 84,470	$ 81,804	$ 86,907	$ 324,614
Adjusted operating income %	17.4%	17.9%	18.2%	18.0%	17.9%

Nutritionals
Net sales	$ 119,861	$ 128,147	$ 117,683	$ 135,335	$ 501,026

Reported gross profit	$ 29,569	$ 28,230	$ 30,350	$ 37,196	$ 125,345
Deal-related amortization(1)	5,849	3,022	3,021	3,021	14,913
Adjusted gross profit	$ 35,418	$ 31,252	$ 33,371	$ 40,217	$ 140,258
Adjusted gross profit %	29.5%	24.4%	28.4%	29.7%	28.0%

Reported operating expenses	$ 22,328	$ 23,677	$ 28,505	$ 25,387	$ 99,897
Deal-related amortization(1)	(3,615)	(3,615)	(3,616)	(3,615)	(14,461)
Restructuring charges	-	-	(7,081)	(1,674)	(8,755)
Adjusted operating expenses	$ 18,713	$ 20,062	$ 17,808	$ 20,098	$ 76,681
Adjusted operating expenses %	15.6%	15.7%	15.1%	14.9%	15.3%

Reported operating income	$ 7,241	$ 4,553	$ 1,845	$ 11,809	$ 25,448
Deal-related amortization(1)	9,464	6,637	6,637	6,636	29,374
Restructuring charges	-	-	7,081	1,674	8,755
Adjusted operating income	$ 16,705	$ 11,190	$ 15,563	$ 20,119	$ 63,577
Adjusted operating income %	13.9%	8.7%	13.2%	14.9%	12.7%

Rx Pharmaceuticals
Net sales	$ 127,627	$ 177,196	$ 155,591	$ 156,975	$ 617,389

Reported gross profit	$ 41,460	$ 91,380	$ 83,331	$ 72,450	$ 288,621
Deal-related amortization(1)	7,353	7,969	8,574	8,532	32,428
Inventory step-up	27,179	-	-	-	27,179
Adjusted gross profit	$ 75,992	$ 99,349	$ 91,905	$ 80,982	$ 348,228
Adjusted gross profit %	59.5%	56.1%	59.1%	51.6%	56.4%

Reported operating expenses	$ 16,975	$ 21,404	$ 16,076	$ 20,671	$ 75,126
Acquisition-related costs	(3,156)	(599)	-	-	(3,755)
Earnings associated with sale of IPR&D projects	3,500	-	-	-	3,500
Write-off of in-process R&D	-	-	-	(750)	(750)
Adjusted operating expenses	$ 17,319	$ 20,805	$ 16,076	$ 19,921	$ 74,121
Adjusted operating expenses %	13.6%	11.7%	10.3%	12.7%	12.0%

Reported operating income	$ 24,485	$ 69,976	$ 67,255	$ 51,779	$ 213,495
Deal-related amortization(1)	7,353	7,969	8,574	8,532	32,428
Inventory step-up	27,179	-	-	-	27,179
Acquisition-related costs	3,156	599	-	-	3,755
Earnings associated with sale of IPR&D projects	(3,500)	-	-	-	(3,500)
Write-off of in-process R&D	-	-	-	750	750
Adjusted operating income	$ 58,673	$ 78,544	$ 75,829	$ 61,061	$ 274,107
Adjusted operating income %	46.0%	44.3%	48.7%	38.9%	44.4%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

Table IV (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Q1 FY12*	Q2 FY12*	Q3 FY12*	Q4 FY12*	FY 2012*
API
Net sales	$ 47,644	$ 42,751	$ 36,952	$ 38,434	$ 165,781

Reported gross profit	$ 21,608	$ 20,150	$ 18,676	$ 25,674	$ 86,108
Deal-related amortization (1)	521	496	490	482	1,989
Adjusted gross profit	$ 22,129	$ 20,646	$ 19,166	$ 26,156	$ 88,097
Adjusted gross profit %	46.4%	48.3%	51.9%	68.1%	53.1%

Reported operating income	$ 14,215	$ 11,692	$ 10,462	$ 17,512	$ 53,881
Deal-related amortization (1)	521	496	490	482	1,989
Adjusted operating income	$ 14,736	$ 12,188	$ 10,952	$ 17,994	$ 55,870
Adjusted operating income %	30.9%	28.5%	29.6%	46.8%	33.7%

Other
Net sales	$ 18,482	$ 18,798	$ 18,943	$ 17,041	$ 73,264

Reported gross profit	$ 5,584	$ 6,303	$ 6,498	$ 5,382	$ 23,767
Deal-related amortization (1)	437	438	410	403	1,688
Adjusted gross profit	$ 6,021	$ 6,741	$ 6,908	$ 5,785	$ 25,455
Adjusted gross profit %	32.6%	35.9%	36.5%	33.9%	34.7%

Reported operating income (loss)	$ 285	$ 924	$ 846	$ (37)	$ 2,018
Deal-related amortization (1)	437	438	410	403	1,688
Adjusted operating income	$ 722	$ 1,362	$ 1,256	$ 366	$ 3,706
Adjusted operating income %	3.9%	7.2%	6.6%	2.1%	5.1%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com; or Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com